UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2014

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-36677 (Commission File Number)	38-2063100 (IRS Employer Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices)  (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2014, the Board of Directors (the “Board”) of Diplomat Pharmacy, Inc. (the “Company”) increased the size of the Board from six directors to seven directors and appointed Kenneth O. Klepper as a director of the Board.  Mr. Klepper will serve as a Class II director, to serve until the 2016 annual meeting of shareholders or until such director’s earlier resignation, retirement or other termination of service.  Concurrently, Mr. Klepper was appointed to the Audit Committee of the Board, and Philip Hagerman, the Company’s Chief Executive Officer and Chairman of the Board, resigned from such Committee.  Mr. Klepper will be compensated in accordance with the non-employee director compensation program of the Board.

Kenneth O. Klepper, age 61, served as President and Chief Operating Officer of Medco Health Solutions, Inc. (NYSE: MHS), a supplier of pharmacy benefit management, mail order and specialty pharmacy services, from March 2006 until the April 2012 acquisition of Medco by Express Scripts, Inc. He joined Medco in June 2003 and served as Executive Vice President, Chief Operating Officer from June 2003 through March 2006.  Previously, Mr. Klepper was employed by WellChoice, Inc. (NYSE: WC), a health insurance company and parent of Empire Blue Cross Blue Shield of New York, where he held the positions of Senior Vice President, Process Champion from March 1995 to August 1999 and Senior Vice President for Systems, Technology and Infrastructure from August 1999 to April 2003.  From 1991 to 1995, Mr. Klepper served in management roles at CIGNA Health Care.  Mr. Klepper is a member of the Defense Business Board and the Chief of Naval Operations Executive Panel, where he has served four CNOs. He also serves on the Board of Directors at the United States Naval Institute.

Mr. Klepper has extensive operating, compliance, technology, financial, and accounting experience and expertise from his various employment.  In particular, his services as an executive for over 20 years in the healthcare industry, including six years as a leading executive for a provider of specialty pharmaceutical services, provides him critical industry insight and related operations, strategic, marketing, acquisition and senior leadership expertise.  Mr. Klepper also has over 17 years of serving in executive roles for public reporting companies, from which he has expertise in finance, financial reporting, accounting, corporate governance, compensation, risk management and healthcare matters.

A copy of the Company’s news release announcing the foregoing matters is attached hereto as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit 99.1                              Company news release dated December 17, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

By:	/s/ Sean M. Whelan
Sean M. Whelan
Chief Financial Officer

Date: December 17, 2014

EXHIBIT INDEX

No.	Description

99.1	Company news release dated December 17, 2014